QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
Iteris Michigan, LLC	Michigan

QuickLinks

  Exhibit 21
LIST OF SUBSIDIARIES